         As filed with the Securities and Exchange Commission on April 28, 2000.
                                                      Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                               ----------------

                      Metawave Communications Corporation
            (Exact name of Registrant as specified in its charter)

        Delaware                                         91-1673152
(State of incorporation)                   (I.R.S. Employer Identification No.)

                             10735 Willows Road NE
                               Redmond, WA 98052
                   (Address of principal executive offices)

                               ----------------

                       2000 Employee Stock Purchase Plan
                                2000 Stock Plan
                  Amended and Restated 1998 Stock Option Plan
               Third Amended and Restated 1995 Stock Option Plan
                       1998 Directors' Stock Option Plan
                           (Full title of the Plans)

                               ----------------

                             Robert H. Hunsberger
                     President and Chief Executive Officer
                      Metawave Communications Corporation
                             10735 Willows Road NE
                               Redmond, WA 98052
                                (425) 702-5600
(Name, address and telephone number, including area code, of agent for service)

                               ----------------

                                   Copy to:

                               Sonya F. Erickson
                               John W. Robertson
                               Venture Law Group
                          A Professional Corporation
                              4750 Carillon Point
                            Kirkland, CA 98033-7355
                                (425) 739-8700

              (Calculation of Registration Fee on following page)

=======================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                                           Proposed
                                                                           Maximum         Proposed
                                                       Maximum Amount      Offering         Maximum
                                                          to be            Price Per       Aggregate          Amount of
Title of Securities to be Registered                   Registered(1)         Share       Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan
  Common Stock, $0.0001 par value................    2,899,993 Shares      $7.65(2)       $22,184,947          $ 5,856.83

2000 Stock Plan
  Common Stock, $0.0001 par value................            0 Shares      $   0(3)       $          0         $        0

  Common Stock, $0.0001 par value................   21,333,333 Shares      $9.00(4)       $191,999,997         $50,688.00

Amended and Restated 1998 Stock Option Plan
  Common Stock, $0.0001 par value................    1,620,853 Shares      $8.33(3)       $ 13,501,706         $ 3,564.46

  Common Stock, $0.0001 par value................      203,184 Shares      $9.00(4)       $  1,828,056         $   482.77

Third Amended and Restated 1995 Stock Option Plan
  Common Stock, $0.0001 par value................    1,305,520 Shares      $4.69(3)       $  6,122,889         $ 1,616.45

  Common Stock, $0.0001 par value................       49,116 Shares      $9.00(4)       $    442,044         $   116.70

1998 Directors' Stock Option Plan
  Common Stock, $0.0001 par value................      133,334 Shares      $7.50(3)       $  1,000,005         $   264.01

  Common Stock, $0.0001 par value................      316,666 Shares      $9.00(4)       $  2,849,994         $   752.40

                     TOTAL                          26,507,363 Shares                     $239,930,238         $63,341.62

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, this Registration Statement also covers (a) 2,666,660 additional shares of Common Stock that will become issuable under the 2000 Employee Stock Purchase Plan pursuant to a provision that provides that the number of shares authorized under the 2000 Employee Stock Purchase Plan will automatically increase on the first day of each of the ten years beginning in 2001 and ending in 2010, in an amount equal to the lesser of one percent of the number of shares of Common Stock outstanding on December

     31 of the immediately preceding calendar year, or 266,666 in any year, or such lower amount as determined by the Board of Directors, and (b) 20,000,000 additional shares of Common Stock that will become issuable under the 2000 Stock Plan pursuant to a provision that provides that the number of shares authorized under the 2000 Stock Plan will automatically increase on the first day of each of the nine years beginning in 2001 and ending in 2009, in an amount equal to the lesser of five percent of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, or 2,000,000 shares in any year, or such lower amount as determined by the Board of Directors.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on April 26, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on April 26, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed on April 27, 2000 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on April 21, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.  Not applicable.
          --------------------------------------

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------------------------

Item 8.   Exhibits.
          --------

               Exhibit
               Number
               -------
                 5.1      Opinion of Venture Law Group, a Professional
                          Corporation.

                23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

                23.2      Consent of Ernst & Young LLP, Independent Auditors.

                24.1      Powers of Attorney (see p. 7).

_______________

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Metawave Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 28th day of April, 2000.

                                      Metawave Communications Corporation


                                      By: /s/ Kathy Surace-Smith
                                         --------------------------------
                                          Kathy Surace-Smith
                                          General Counsel and Secretary

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathy Surace-Smith and Robert H. Hunsberger, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----

/s/ Robert H. Hunsberger               Robert H. Hunsberger (Chief Executive
-------------------------------------  Officer and President)                              April 28, 2000
Robert H. Hunsberger

/s/ Stuart Fuhlendorf                  Stuart Fuhlendorf (Principal Financial and
-------------------------------------  Accounting Officer)                                 April 28, 2000
Stuart Fuhlendorf

/s/ Bandel L. Carano                   Director                                            April 28, 2000
-------------------------------------
Bandel L. Carano

/s/ Bruce C. Edwards                   Director                                            April 28, 2000
-------------------------------------
Bruce C. Edwards

/s/ David R. Hathaway                  Director                                            April 28, 2000
-------------------------------------
David R. Hathaway

/s/ Scot B. Jarvis                     Director                                            April 28, 2000
-------------------------------------
Scot B. Jarvis

/s/ Jennifer Gill Roberts              Director                                            April 28, 2000
-------------------------------------
Jennifer Gill Roberts

/s/ David A. Twyver                    Director                                            April 28, 2000
-------------------------------------
David A. Twyver

                               INDEX TO EXHIBITS


  Exhibit
  Number
  -------
     5.1      Opinion of Venture Law Group, a Professional Corporation.

    23.1      Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).

    23.2      Consent of Ernst & Young LLP, Independent Auditors.

    24.1      Powers of Attorney (see p. 7).